UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

DORAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico	00920-2717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 474-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, Doral Financial Corporation (the “Company”) and certain of its subsidiaries (collectively with the Company, “Doral”) have filed a lawsuit (the “Lawsuit”) against the Commonwealth of Puerto Rico (the “Commonwealth”), the Puerto Rico Department of the Treasury (the “Treasury Department”) and the Secretary of the Treasury Department, Hon. Melba Acosta Febo, in her official capacity, as defendants, in the Court of First Instance of Puerto Rico (the “Court of First Instance”) seeking to enforce the Closing Agreement dated March 26, 2012 between Doral and the Treasury Department (the “2012 Closing Agreement”) and to collect the $229 million owed to Doral under the 2012 Closing Agreement.

There have been a number of decisions and developments relating to this case, as previously described by the Company in several Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”). Most recently, the Court of First Instance denied the Treasury Department’s Motion for Reconsideration relating to the Treasury Department having the burden of proof regarding the basis for its annulment of the 2012 Closing Agreement, and held that at the trial the Commonwealth will have the burden to prove with clear, robust and convincing evidence that Doral intentionally committed fraud, malfeasance or misrepresentation of a material fact in the 2012 Closing Agreement.

The Treasury Department filed a motion to the Court of Appeals of Puerto Rico (the “Court of Appeals”) on September 12, 2014 to, among other things, appeal the standard of proof established by the Court of First Instance. On September 15, 2014, the Court of Appeals revoked the ruling of the Court of First Instance and held that the Treasury Department will continue to have the burden of proof at trial but must only establish its case to annul the 2012 Closing Agreement by a preponderance of the evidence, with no requirement to show intent. The trial is currently scheduled for September 17-19, 2014 in the Court of First Instance. On September 16, 2014 Doral appealed the decision to the Supreme Court of Puerto Rico (the “Supreme Court”) and on the same date the Supreme Court denied Doral’s appeal, leaving the burden of proof at trial as the preponderance of the evidence.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995, as amended. In addition, the Company may make forward-looking statements in its other press releases, filings with the SEC or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others.

These forward-looking statements may relate to the Company’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan and lease losses, delinquency trends, market risk and the impact of general economic conditions, interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal or regulatory proceedings, tax legislation and tax rules, deferred tax assets and related reserves, the ability to collect the monies due to the Company or its subsidiaries from the Commonwealth relating to the 2012 Closing Agreement, compliance and regulatory matters and new accounting standards and guidance on the Company’s financial condition and results of operations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, but instead represent the Company’s current expectations regarding future events. Such forward-looking statements may be generally identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “expect,” “predict,” “forecast,” “anticipate,” “plan,” “outlook,” “target,” “goal,” and similar expressions and future conditional verbs such as “would,” “should,” “could,” “might,” “can” or “may” or similar expressions.

The Company cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent the Company’s expectations of future conditions or results and are not guarantees of future performance. The Company does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements other than as required by law, including the requirements of applicable securities laws.

Forward-looking statements are, by their nature, subject to risks and uncertainties and changes in circumstances, many of which are beyond the Company’s control. Risk factors and uncertainties that could cause the Company’s actual results to differ materially from those described in forward-looking statements can be found in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 21, 2014 and is available on the Company’s website at www.doralbank.com, as updated from time to time with the Company’s periodic and other reports filed and to be filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

	By:	/s/ Enrique R. Ubarri
Date: September 17, 2014		Enrique R. Ubarri Executive Vice President and General Counsel